Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Quest Medical, Inc. 1995 Stock Option Plan, Quest Medical, Inc. 1998 Stock Option Plan, Advanced Neuromodulation Systems, Inc. 2000 Stock Option Plan, Advanced Neuromodulation Systems, Inc. 2001 Employee Stock Option Plan, Advanced Neuromodulation Systems, Inc. 2002 Stock Option Plan, and Advanced Neuromodulation Systems, Inc. 2004 Stock Incentive Plan of St. Jude Medical, Inc. of our reports dated February 16, 2005, with respect to the consolidated financial statements of St. Jude Medical, Inc., incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2004, and St. Jude Medical, Inc. management’s assessment of the effectiveness of internal control over financial reporting, the effectiveness of internal control over financial reporting of St. Jude Medical, Inc., and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

/s/   Ernst & Young LLP

Minneapolis, Minnesota
December 2, 2005